SUPPORT AGREEMENT ("Agreement") made as of the 14th day of August, 2006.

BETWEEN:

CANWEST PETROLEUM CORPORATION, a corporation existing under the laws of the State of Colorado (hereinafter referred to as "Acquirer")

- and -

1259882 ALBERTA LTD., a corporation existing under the laws of the Province of Alberta (hereinafter referred to as "Callco")

- and -

OILSANDS QUEST INC., a corporation existing under the laws of Alberta (hereinafter referred to as "Canco")

WHEREAS in connection with a reorganization agreement (the "Reorganization Agreement") made as of June 9, 2006, as amended and restated from time to time, between Acquirer and Canco, Canco is to reorganize its share capital and issue exchangeable shares (the "Exchangeable Shares") to certain holders of common shares in the capital of Canco pursuant to the Reorganization contemplated by the Reorganization Agreement; and

WHEREAS pursuant to the Reorganization Agreement, Acquirer has agreed to, and to cause Canco to, execute a support agreement substantially in the form of this Agreement on the Effective Time (as defined in the Reorganization Agreement);

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	DEFINED TERMS

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares attached as Schedule D to the Reorganization Agreement and as set out in the Articles of Canco, unless the context requires otherwise.

1.2	INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	RULES OF CONSTRUCTION

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

1.4	DATE FOR ANY ACTION

If the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2
COVENANTS OF ACQUIRER AND CANCO

2.1	COVENANTS REGARDING EXCHANGEABLE SHARES

So long as any Exchangeable Shares not owned by Acquirer or its affiliates as defined in the ABCA ("Affiliates") are outstanding, Acquirer will:

(a)
not declare or pay any dividend on the Acquirer Shares unless (i) Canco shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend") and (x) Canco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the terms of the Exchangeable Share Provisions, of any such Equivalent Dividend, or, if the dividend or other distribution is a stock dividend or distribution of stock, in lieu of such dividend (ii) Canco shall (y) effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as provided for in the Exchangeable Share Provisions) (an "Equivalent Stock Subdivision"), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)
advise Canco sufficiently in advance of the declaration by Acquirer of any dividend on Acquirer Shares and take all such other actions as are reasonably necessary, in cooperation with Canco, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Acquirer Shares, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend on the Acquirer Shares and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

(c)	ensure that the record date for any dividend declared on Acquirer Shares is not less than 10 Business Days after the declaration date of such dividend;

(d)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Acquirer or its Affiliates) upon the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding-up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Canco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Canco to cause to be delivered Acquirer Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions and cash and other property in respect of declared and unpaid dividends;

(e)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Acquirer Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be, and cash and other property in respect of declared and unpaid dividends; and

(f)
not (and will ensure that Callco or any of its Affiliates does not) exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs nor take any action or omit to take any action (and Acquirer will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

2.2	SEGREGATION OF FUNDS

(a)
Acquirer will cause Canco to deposit a sufficient amount of funds in a separate account of Canco and segregate a sufficient amount of such other assets and property as is necessary to enable Canco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions or, if required, to pay the purchase price for Acquirer Shares as contemplated by Section 2.5, as applicable.

(b)
Acquirer will cause Callco to deposit a sufficient amount of funds in a separate account of Callco and segregate a sufficient amount of such other assets and property as is necessary to enable Callco to pay the purchase price for Acquirer Shares as contemplated by Section 2.5.

2.3	RESERVATION OF ACQUIRER SHARES

Acquirer hereby represents, warrants and covenants in favour of Canco and Callco that Acquirer has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Acquirer or its Affiliates) are outstanding, keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Acquirer Shares (or other shares or securities into which Acquirer Shares may be reclassified or changed as contemplated by Section 2.7 hereof): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time; and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Acquirer to meet its obligations under the Voting and Exchange Trust Agreement, to enable and permit Callco to meet its obligations arising upon exercise by it of each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Canco to meet its obligations hereunder and under the Exchangeable Share Provisions.

2.4	NOTIFICATION OF CERTAIN EVENTS

In order to assist Acquirer in compliance with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Canco will notify Acquirer and Callco of each of the following events at the times set forth below:

(a)
in the event of any determination by the Board of Directors of Canco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
promptly, upon the earlier of receipt by Canco of notice of or Canco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs;

(c)	promptly, upon receipt by Canco of a Retraction Request;

(d)
promptly following the date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

(e)	promptly upon the issuance by Canco of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5	DELIVERY OF ACQUIRER SHARES TO CANCO AND CALLCO

In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from Canco or Callco of any event that requires Canco or Callco to cause to be delivered Acquirer Shares to any holder of Exchangeable Shares, Acquirer shall forthwith issue and deliver the requisite number of Acquirer Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Canco or Callco shall direct. All such Acquirer Shares shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of such Acquirer Shares, Callco or Canco, as the case may be, shall pay a purchase price equal to the fair market value of such Acquirer Shares.

2.6	QUALIFICATION OF ACQUIRER SHARES

Acquirer covenants that if any Acquirer Shares (or other shares or securities into which Acquirer Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Change of Law Call Right, Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with, or approval of, or the filing of any document, including any prospectus or similar document, the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority, or the fulfilment of any other United States or Canadian legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which Acquirer Shares may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by Acquirer at the direction of Canco or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or other shares or securities into which Acquirer Shares may be reclassified or changed as contemplated by Section 2.7 hereof) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Acquirer for purposes of Canadian provincial securities law or an "affiliate" of Acquirer for purposes of United States federal or state securities law), Acquirer will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause such Acquirer Shares (or other shares or securities into which Acquirer Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent expressly provided in the Reorganization Agreement. Acquirer will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquirer Shares (or other shares or securities into which Acquirer Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquirer Shares (or other shares or securities into which Acquirer Shares may be reclassified or changed as contemplated by Section 2.7 hereof) are listed and are quoted or posted for trading at such time.

2.7	ECONOMIC EQUIVALENCE

So long as any Exchangeable Shares not owned by Acquirer or its Affiliates are outstanding:

(a)	Acquirer will not, without prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 13.2 of the Exchangeable Share Provisions:

(i)
issue or distribute Acquirer Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquirer Shares) to the holders of all or substantially all of the then outstanding Acquirer Shares by way of stock dividend or other distribution, other than an issue of Acquirer Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquirer Shares) to holders of Acquirer Shares who (A) exercise an option to receive dividends in Acquirer Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquirer Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend; or

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Acquirer Shares entitling them to subscribe for or to purchase Acquirer Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquirer Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Acquirer Shares (A) shares or securities of Acquirer of any class other than Acquirer Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Acquirer Shares), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of Acquirer or (D) assets of Acquirer, unless the economic equivalent on a per Exchangeable Share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquirer in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Reorganization Agreement.

(b)	Acquirer will not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 13.2 of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Acquirer Shares into a greater number of Acquirer Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding Acquirer Shares into a lesser number of Acquirer Shares; or

(iii)	reclassify or otherwise change Acquirer Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Acquirer Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquirer in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Reorganization Agreement.

(c)
Acquirer will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Acquirer (with contemporaneous notification thereof by Acquirer to Canco).

(d)
The Board of Directors of Canco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Acquirer and the holders of Exchangeable Shares. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Canco to be relevant, be considered by the Board of Directors of Canco:

(i)
in the case of any stock dividend or other distribution payable in Acquirer Shares, the number of such shares issued as a result of any stock dividend or other distribution in proportion to the number of Acquirer Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Acquirer Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquirer Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Acquirer Shares and the term of any such instrument;

(iii)
in the case of the issuance or distribution of any other form of property (including any shares or securities of Acquirer of any class other than Acquirer Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of Acquirer or any assets of Acquirer), the relationship between the fair market value (as determined by the Board of Directors of Canco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Acquirer Share and the Current Market Price;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Acquirer Shares into a greater number of Acquirer Shares or the reduction, combination, consolidation or change of the then outstanding Acquirer Shares into a lesser number of Acquirer Shares or any amalgamation, merger, reorganization or other transaction affecting Acquirer Shares, the effect thereof upon the then outstanding Acquirer Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Acquirer Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)
Canco agrees that, to the extent required, upon due notice from Acquirer, Canco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Canco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Acquirer Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	TENDER OFFERS

For so long as Exchangeable Shares remain outstanding (not including Exchangeable Shares held by Acquirer and its Affiliates), in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Acquirer Shares (an "Offer") is proposed by Acquirer or is proposed to Acquirer or its shareholders and is recommended by the Board of Directors of Acquirer, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Acquirer, and the Exchangeable Shares are not redeemed by Canco or purchased by Callco pursuant to the Redemption Call Right, Acquirer will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Acquirer and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Acquirer Shares, without discrimination. Without limiting the generality of the foregoing, Acquirer will use its reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Canco to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of an Acquirer Control Transaction.

2.9	OWNERSHIP OF OUTSTANDING SHARES

Without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 13.2 of the Exchangeable Share Provisions, Acquirer covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Acquirer or any of its Affiliates, Acquirer will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Canco and Callco. Notwithstanding the foregoing, Acquirer shall not be in violation of this section if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Acquirer or the Acquirer Shares pursuant to any merger of Acquirer pursuant to which Acquirer was not the surviving corporation.

2.10	ACQUIRER AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES

Acquirer and Callco each covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which Canco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	RULE 10B-18 PURCHASES

For greater certainty, nothing contained in this Agreement, including the obligations of Acquirer contained in Section 2.8 hereof, shall limit the ability of Acquirer or Canco to make a "Rule l0b-18 purchase" of Acquirer Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor rule.

ARTICLE 3
ACQUIRER SUCCESSORS

3.1	CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

Neither Acquirer nor Callco shall consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)
such other Person or continuing corporation (the "Acquirer Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Acquirer Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Acquirer Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquirer or Callco, as the case may be, under this Agreement;

(b)
in the event that the Acquirer Shares are reclassified or otherwise changed as part of such transaction, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares; and

(c)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2	VESTING OF POWERS IN SUCCESSOR

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Acquirer Successor shall possess and from time to time may exercise each and every right and power of Acquirer or Callco, as the case may be, under this Agreement in the name of Acquirer or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquirer or any officers of Acquirer may be done and performed with like force and effect by the directors or officers of such Acquirer Successor.

3.3	WHOLLY-OWNED SUBSIDIARIES

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquirer (other than Canco or Callco) with or into Acquirer or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquirer provided that all of the assets of such subsidiary are transferred to Acquirer or another wholly-owned direct or indirect subsidiary of Acquirer and any such transactions are expressly permitted by this Article 3.

3.4	SUCCESSORSHIP TRANSACTION

Notwithstanding the foregoing provisions of Article 3, in the event of an Acquirer Control Transaction:

(a)
in which Acquirer merges or amalgamates with, or in which all or substantially all of the then outstanding Acquirer Shares are acquired by, one or more other corporations to which Acquirer is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the ITA (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)
in which all or substantially all of the then outstanding Acquirer Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Acquirer Control Transaction, owns or controls, directly or indirectly, Acquirer;

then all references herein to "Acquirer" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Acquirer Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Acquirer Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Acquirer Control Transaction and the Acquirer Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4
GENERAL

4.1	TERM

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Acquirer and any of its Affiliates.

4.2	CHANGES IN CAPITAL OF ACQUIRER AND CANCO

At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Acquirer Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquirer Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	NOTICES TO PARTIES

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

CanWest Petroleum Corporation
Suite 205, 707 - 7th Avenue S.W.
Calgary, Alberta T2P 3H6
Attention: Chief Executive Officer
Telecopier Number: (403) 263-9812

With a copy to:

Macleod Dixon llp
3700 Canterra Tower
400 Third Avenue, S.W.
Calgary, Alberta T2P 4H2

Attention: Craig Hoskins
Telecopier Number: (403) 264-5973

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

4.4	ASSIGNMENT

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that each of Canco and Callco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquirer.

4.5	BINDING EFFECT

Subject to Section 4.4, this Agreement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

4.6	AMENDMENTS, MODIFICATIONS

Subject to Sections 4.2, 4.7 and 4.11, this Agreement may not be amended or modified except by an agreement in writing executed by Canco, Callco and Acquirer and approved by the holders of the Exchangeable Shares in accordance with Section 13.2 of the Exchangeable Share Provisions.

4.7	MINISTERIAL AMENDMENTS

Notwithstanding the provisions of Section 4.6, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all parties provided that the board of directors of each of Canco, Callco and Acquirer shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Canco, Callco and Acquirer, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)
making such changes or corrections which, on the advice of counsel to Canco, Callco and Acquirer, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Canco, Callco and Acquirer shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.8	MEETING TO CONSIDER AMENDMENTS

Canco, at the request of Acquirer, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.6 hereof; provided that any such meeting shall only be called for a bona fide business purpose and not for the principal purpose of causing a Redemption Date to occur or transpire. Any such meeting or meetings shall be called and held in accordance with the bylaws of Canco, the Exchangeable Share Provisions and all applicable laws.

4.9	AMENDMENTS ONLY IN WRITING

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.10	GOVERNING LAWS; CONSENT TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

4.11	SEVERABILITY

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.12	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    CANWEST PETROLEUM CORPORATION

By:________________________________
                                    Name:
Title:

                                    1259882 ALBERTA LTD.

By:________________________________
Name:
Title:

                                    OILSANDS QUEST INC.

By:________________________________
Name:
Title: